Exhibit (g)(iii)

SCHEDULE OF SERIES PORTFOLIOS OF SPDR® INDEX SHARES FUNDS

Dated: January 31, 2019

Fund
SPDR® STOXX® Europe 50 ETF
SPDR EURO STOXX 50® ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P® Global Infrastructure ETF
SPDR MSCI ACWI ex-US ETF
SPDR S&P China ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR Portfolio Emerging Markets ETF
SPDR Portfolio Developed World ex-US ETF
SPDR S&P International Small Cap ETF
SPDR S&P International Dividend ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P Emerging Markets Dividend ETF
SPDR MSCI ACWI IMI ETF
SPDR S&P Global Dividend ETF
SPDR EURO STOXX Small Cap ETF
SPDR MSCI EAFE StrategicFactors ETF
SPDR MSCI World StrategicFactors ETF
SPDR MSCI Emerging Markets StrategicFactors ETF
SPDR Solactive Canada ETF
SPDR Solactive Germany ETF
SPDR Solactive Japan ETF
SPDR Solactive United Kingdom ETF
SPDR Solactive Hong Kong ETF
SPDR MSCI ACWI Low Carbon Target ETF
SPDR MSCI China A Shares IMI ETF
SPDR S&P North American Natural Resources ETF
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF